UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         October 3, 2003
         Date of Report (Date of earliest event reported)



                         IDI Global, Inc.
                         ----------------
(Exact name of small business issuer as specified in its charter)

       Nevada                      000-30245                  87-0617040
(State of incorporation)   (Commission File Number)      (I.R.S. Employer
                                                          Identification No.)

                        462 East 800 North
                         Orem, Utah 84097
             (Address of principal executive offices)

                         (801) 224-4444
                    Issuer's telephone number

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                    FORWARD LOOKING STATEMENTS

      This report contains certain forward-looking statements and for this purpose any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate" or "continue" or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control. These factors include, but are not limited to, general economic conditions and economic conditions in the industry in which IDI may participate; competition within IDI's chosen industry, including competition from much larger competitors; technological advances and failure by IDI to successfully develop business relationships.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On October 3 , 2003, IDI Global, Inc. entered into an merger agreement whereby IDI Global agreed to acquire Integrated Communication Systems, Inc. ("Integrated Communication") as a wholly-owned subsidiary through a forward triangular merger. Integrated Communication is a New York corporation formed on February 27, 1998 which operates as a sports advertising and marketing company. (See, "Description of Integrated Communication's Business," below.) IDI Global formed a Nevada subsidiary, Sports Media International, Inc. ("Sports Media"), to facilitate the merger and Integrated Communication will merge into Sports Media.

      On October 2, 2003, IDI Global's board of directors approved the merger. The acquisition will be accounted for under the purchase method of accounting using generally accepted accounting principles. This means that Integrated Communication's results of operation will be consolidated with IDI Global's from the closing date and Integrated Communication's assets and liabilities will be recorded at their fair values at that same date.

Terms of The Agreement

      The parties to the Agreement and Plan of Merger were IDI Global, Inc., Sports Media International, Inc. and Integrated Communication Systems, Inc. The merger agreement provides for a forward triangular merger in which Integrated Communication merges with Sports Media and the former shareholders of Integrated Communication will receive shares of IDI Global common stock in exchange for the Integrated Communication common stock they hold.

      As part of the merger plan, the officers and directors of Integrated Communication will become the officers and directors of Sport Media - Nevada. Mr. Karl Akerman, the principal stockholder of Integrated Communication, will have the authority to appoint other directors and officers of Sports Media. Contemporaneously with the execution and delivery of the merger agreement Mr. Akerman, entered into an employment agreement with IDI Global to serve as president of Sports Media. (See, Item 5: Other Events, below.) The merger agreement also provides that IDI Global will increase its board of directors by one and appoint a designee from Sports Media to sit on our board.

      The agreement provides that IDI Global will issue an aggregate of 954,600 shares of IDI Global common stock and warrants to purchase an aggregate of 378,450 shares of IDI Global common stock to the seventeen stockholders of Integrated Communication. The stockholders of Integrated Communication will exchange the 190.89 outstanding common shares of Integrated Communication they hold for the IDI Global shares. The warrants to be granted in the merger transaction will have an exercise price of $1.70 per share. The IDI Global shares issued in the exchange will also have piggy back registration rights for any future registration under the Securities Act of 1933 of IDI Global common stock. A Certificate and Articles of Merger must be filed with the states of Nevada and New York within five business days of the completion of the share exchange.


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      The acquisition agreement contains customary representations and warranties relating to each company's corporate status, corporate authority to complete the acquisition, capital structure and corporate conduct prior to the closing. Each company provided corporate documentation to the other for due diligence purposes. Also, each company has agreed to conduct its business diligently and substantially in the same manner as previously conducted, to refrain from issuing or encumbering shares of stock, and to not change its articles of incorporation prior to completion of the closing. As part of the merger agreement, the parties also agreed to enter into indemnification agreements which provide that each party will indemnify the other for any losses, liabilities, claims and reasonable attorneys' fees based in whole or in part on the merger agreement.

      Termination of the agreement may occur upon mutual written agreement or if any party fails to comply in any material respect with the covenants or agreements included in the merger agreement. In the event that the parties terminate the agreement, none of the parties will be subject to any continuing liability or obligation. The parties agreed to submit any disagreement between them related to the merger agreement to a qualified mediator.

Tax Treatment

      The exchange of stock is intended to qualify as a tax-free reorganization in accordance with Section 368 of the Internal Revenue Code, as amended. It is anticipated that IDI Global and Integrated Communication, or their respective stockholders, will not recognize gain or loss as a result of the acquisition, and the tax basis of the IDI Global common stock received by Integrated Communication's stockholders will be the same as the tax basis of the Integrated Communication common stock surrendered. IDI Global and Integrated Communication have not sought, nor do they intend to seek, an attorney's opinion or tax revenue ruling from the Internal Revenue Service as to the Federal income tax consequences of the share exchange.

Prior Relationships

      Integrated Communication's management became aware of IDI Global through IDI Global's relationship with New Connexions. Integrated Communications approached IDI Global and expressed interest in a business combination in late July 2003. As a result of Integrated Communication's interest, IDI Global's management decided to explore the possibility of a business combination. The parties began negotiations related to a business combination in early August 2003.

Consideration for the Acquisition

      The consideration exchanged in the acquisition was negotiated at "arms length" and our management relied on representations made by Integrated Communication's management team and other information provided to IDI Global. Our management considered factors used in similar proposals to determine the amount of consideration appropriate for the acquisition of Integrated Communication. These factors included the relative value of the assets of Integrated Communication, Integrated Communication's present and past business operations, the future potential of Integrated Communication, the management of Integrated Communication and the potential benefit to the stockholders of IDI Global.

      Our board of directors determined that the consideration for the share exchange was reasonable based upon the above factors. Our board did not seek a third party fairness opinion or any valuation or appraisal of the share exchange. Thus, our stockholders will not have the benefit of a third party opinion that the exchange of shares is fair from a financial point of view.

      The source of the consideration used by IDI Global to acquire Integrated Communication was authorized but unissued common shares and warrants to purchase additional authorized but unissued common shares. The consideration used by the Integrated Communication's stockholders to acquire their interest in IDI Global and Sports Media were the issued and outstanding shares of Integrated Communications which they held.


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Interests of Certain Persons

      During the negotiation process, IDI Global's management was introduced to an affiliate of Integrated Communication, Dave Cattar. Mr. Cattar had the opportunity to receive information about IDI Global similar to what would appear in a registration statement. He entered into a stock purchase agreement with IDI Global on September 25, 2003, to purchase 583,333 shares of IDI Global common stock for $875,000. We believe Mr. Cattar, an accredited investor, was aware that the securities had not been registered under federal securities laws; acquired the securities for his own account for investment purposes and not with a view to or for resale in connection with any distribution for purposes of the federal securities laws; understood that the securities would need to be indefinitely held unless registered or an exemption from registration applied to a proposed disposition; and was aware that the certificate representing the securities would bear a legend restricting their transfer.

      Other than as described in this report, there have been no contacts, negotiations or transactions within the past two years between IDI Global or any of our directors, executive officers or their affiliates, on the one hand, and Integrated Communication, or its affiliates, on the other hand, regarding the acquisition, consolidation, acquisition of shares or election of directors.

Description of Integrated Communication's Business

      Integrated Communication was incorporated to operate as a sports advertising and marketing company. Its principal offices are located in New York. Integrated Communication is primarily engaged in the business of selling advertising and marketing programs for media companies, such as ESPN Radio Sports Marketing, which does business with the major professional sports leagues, teams and universities.

      Within the company's sales agreements are marketing provisions which allow Integrated Communication access to exclusive team, league, retail promotion and merchandising opportunities. The marketing elements are packaged with advertising to create integrated, measurable sports media and marketing solutions for its clients.

      Integrated Communication's unique marketing access created by its agreements with its preferred media partnerships allow it to create sales promotions which drive the price/value equation for its clients. Since Integrated Communication's inception, a substantial portion of its revenues has been generated through the sale of advertising and promotion to nationally recognized marketers, such as, Coca-Cola, Sterling Jewelers, American Express, and RCA.

ITEM 5.  OTHER EVENTS

Employment Agreement

      As part of the merger transaction, Mr. Karl Akerman entered into an employment agreement with IDI Global on October 3, 2003. IDI Global employed Mr. Akerman as the President of Sports Media for the term of one year. The employment is "at will" and either party may terminate the employment with or without cause, except IDI Global can only terminate for cause during the first year of employment. Mr. Akerman will receive a base salary to be determined by the Sports Media board of directors, which shall not exceed $180,000 per year. IDI Global agreed to vote its Sports Media shares in support of the Sports Media board of directors. IDI Global also granted Mr. Akerman 450,000 restricted shares which vest over a twelve month period, January through December 2004. The restricted shares vest 1/12th each month (37,500 shares) based upon achievement of certain performance projections. However, the agreement provides for adjustment of the vesting amount if performance levels are higher or lower in a given month. Mr. Akerman will also receive stock options under the 2002 Equity Incentive Plan, which will vest over a two year period. Half of the options will vest after 12 months and then the balance
will vest in monthly installments over the following 12 months.   He will
receive incentive bonuses and vacation and employee benefits. As part of his employment offer, Mr. Akerman also entered into a Non-competition Agreement.


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ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)   Financial Statements.

      At the date of this filing, it is impracticable for IDI Global to provide the audited financial statements of Integrated Communication which are required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such audited financial statements shall be filed by amendment to this Form 8-K on or before December 17, 2003.

(b)   Pro Forma Financial Information.

      At the date of this filing, it is impracticable for IDI Global to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such pro forma financial information shall be filed by amendment to this Form 8-K on or before December 17, 2003.

(c)   Exhibits.

2.1 Agreement and Plan of Merger between IDI Global and Sports Media International, Inc. and Integrated Communication Systems, Inc., dated October 3, 2003.

10.1     Employment Offer between IDI Global and Karl Akerman, dated October
         3, 2003.

                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      IDI GLOBAL, INC.

                                     /s/ Kevin R. Griffith
Date:   October 15, 2003        By: _______________________________________
                                    Kevin R. Griffith
                                    CEO, Secretary/Treasurer, and Director